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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 1998 in the registration statements on Form S-8 (No. 333-24217, No. 333-50189, and No. 333-59615) of Brooke Group
Ltd., relating to the consolidated statements of operations, stockholders' investment and cash flows of Thinking Machines Corporation and subsidiaries for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of New Valley Corporation.


/s/ Arthur Andersen LLP


Boston, Massachusetts
March 30, 2000